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                                                              EXHIBIT 10.9

                                   LEASE


     1.   BASIC LEASE PROVISIONS.  ("Basic Lease Provisions")

          1.1 PARTIES. This Lease, dated, for reference purposes only, as of November 15, 1995, is made by and between WILLIAM H. AND LEILA A. CILKER (herein called "Lessor"), and BEA SYSTEMS, INC., a Delaware corporation, (herein called "Lessee").

          1.2 PREMISES. Suite Number 105, consisting of approximately twelve thousand one hundred sixty-four (12,164) usable square feet ("USF"), as measured from the centerline of shared walls to the outside surface of outside walls; thirteen thousand six hundred twenty-four (14,624) rentable square feet ("RSF") more or less, including a 12% load factor, as defined in Paragraph 1.11 and as shown on Exhibit "A1" hereto (the "Premises").

          1.3 BUILDING. Commonly described as being located at 385 Moffett Park Drive in the City of Sunnyvale, County of Santa Clara, State of California as defined in Paragraph 2.1 and as shown on Exhibit "A2" hereto (the "Building"), as measured to the dripline of the outside walls.

          1.4 USE. The Premises shall be used for general office, the design, research, development, sales, storage, distribution, and marketing of computer software, including all related support and administrative functions and for no other purposes without the prior written consent of Lessor, subject to Paragraph 6.

          1.5 TERM. Five (5) years commencing no later than February 1, 1996 ("Commencement Date") and ending five (5) years after the Commencement Date in accordance with Exhibit D (Commencement Date Memorandum).

          1.6 BASE MONTHLY RENT. Eighteen Thousand Three Hundred Ninety-Two and No/100th Dollars ($18,392.00) per month, payable on the first day of each month, per Paragraph 4.1, commencing on the Commencement Date but no later than February 1, 1996.

          1.7 BASE MONTHLY RENT INCREASE. Monthly Base Rent payable under Paragraph 1.6 above shall be adjusted as provided in Paragraph 4.1 below.

          1.8 RENT PAID UPON EXECUTION. Eighteen Thousand Three Hundred Ninety-Two and No/100ths Dollars (18,392.00) for February 1, 1996.

          1.9 SECURITY DEPOSIT. Twenty One Thousand One Hundred Seventeen and No/100ths Dollars ($21,117.00) payable upon execution.

          1.10 LESSEE'S SHARE OF OPERATING EXPENSE INCREASE. 18.2% as defined in Paragraph 4.2.

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          1.11 LOAD FACTOR.  Based on the Total Square Foot Space of the
lobby, common hallways, elevator, common bathrooms, utility rooms, janitorial, storage rooms and other shared space expressed as a percentage of the total Building area measured to the outer surface of the outside walls.

     2.   PREMISES, BUILDING, OFFICE BUILDING PROJECT, PARKING AND COMMON
AREAS.

          2.1 PREMISES. The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in Paragraph 1.3 of the Basic Lease Provisions. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the terms, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, Paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified in Paragraph 2.4.

          2.2 VEHICLE PARKING. So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to use 48 parking spaces in the Common Area of the Office Building Project. Ten of these spaces shall be designated for "Visitors." If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, after making reasonable effort to notify Lessee of the prohibited activity, in addition such other rights and remedies that it may have, to remove or tow away any vehicle involved in such prohibited activity, or otherwise take action to cure such prohibited activity, and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          2.3 COMMON AREAS--DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, parking areas to the extent not otherwise prohibited by this Lease, roadways and walks, walkways, parkways, ramps, driveways, striping, bumpers, irrigation systems, and Common Area lighting facilities and landscaped areas.

          2.4 COMMON AREA--RULES AND REGULATIONS. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit "B" with respect to the Office Building Project and Common Areas and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right to enforce said rules and regulations and

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may, from time to time, reasonably modify or amend and enforce said rules and regulations.

          2.5 COMMON AREAS--CHANGES. Lessor shall have the right in Lessor's sole discretion, from time to time:

               (a) To make changes to the Building exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the windows, air shafts, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and the outside walls and he roof of the Building;

               (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to he Premises remains available;

               (c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

               (d)  To add additional improvements to the Common Areas;

               (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

               (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

     3.   TERM

          3.1 TERM. The Term and Commencement Date of this Lease shall be as specified in Paragraph 1.5 of the Basic Lease Provisions in accordance with EXHIBIT D (Commencement Date Memorandum).

          3.2 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee s agreed herein by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten
(10) days thereafter, cancel this Lease, in which

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event the parties shall be discharged from all obligations hereunder;
provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect.

     4.   RENT.

          4.1 BASE MONTHLY RENT. Lessee shall pay to Lessor the Base Monthly Rent for the Premises set forth in Paragraph 1.6 of the Basic Lease Provisions and this Paragraph 4.1, without offset or deduction, payable on the first day of each month (or in the event of a partial month, on the first day of such partial month). Lessee shall pay Lessor upon execution hereof the advance Base Rent described in Paragraph 1.8 of the Basic Lease Provisions. The Base Monthly Rent is subject to change based upon the final determination of the Rentable Square Feet leased.

          Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

          Tenant shall pay the Base Monthly Rent on the amount and for the months set forth below, and otherwise as provided in this Paragraph 4.1.

                         Months     1 - 12   -   $18,392
                         Months    13 - 24   -   $19,074
                         Months    25 - 36   -   $19,755
                         Months    37 - 48   -   $20,436
                         Months    49 - 60   -   $21,117


          4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share of Operating Expenses, as defined in Paragraph 1.10, of any increases in total Operating Expenses for any "Comparison Year," as defined in Paragraph 4.2(d) herein over the Operating Expenses for the Base Year, as hereinafter defined, during each calendar year, following the Base Year, of the term of this Lease, in accordance with the following provisions:

               (a) "Lessee's Share of Operating Expenses" as specified in Paragraph 1.10 of the Base Lease Provisions. Lessee's Share of Operating Expenses has been established as a percentage determined by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Using this same method of determination, the Lessee's Share of Operating Expenses may be redetermined by Lessor in the event of a change in the rentable square footage in the Building.

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               (b)  "Operating Expenses" is defined, for purposes of this
Lease, to include all costs incurred by Lessor pursuant to Paragraph 7.1 in the exercise of its reasonable discretion, for:

                    (i) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Common Areas;

                    (ii) Trash disposal, landscaping, irrigation, replacement of plants and trees, wash windows and doors, service door and window seals, janitorial services and supplies, sealing and striping the parking area, roof repairs, security services, reserve for painting the Building;

                    (iii) Any other service to be provided by Lessor that is elsewhere in this Lease to be an "Operating Expense":

                    (iv) The cost of the premiums for all insurance policy to be maintained by Lessor under Paragraph 8 hereof;

                    (v) The amount of the real property taxes to be paid by Lessor under Paragraph 10.1 hereof;

                    (vi) The cost of utilities, including water, sewer, gas, electricity, and other publicly mandated services to the Building, including fire detection systems, fire sprinkler systems and security systems;

                    (vii) The cost of monitoring environmental matters;

                    (viii) Replacing and/or adding any improvement mandated by any governmental agency, and any repairs or removals necessitated thereby, including seismic upgrades, amortized over its useful life according to federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

                    (ix) Replacements of equipment or improvements to include HVAC, elevator maintenance, plumbing, including fire sprinklers, supplies, materials and equipment and tools; including maintenance, cost and upkeep of all parking and common areas; expenses incurred in an amount necessary to reduce direct expenses; and

                    (x) A management fee attributable to the operation of the Office Building Project.

               (c) "Base Year" is defined, for purposes of this Lease, to be the year ending December 31, 1996, which shall be based on the months at a minimum of 95% occupancy.

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               (d)  "Comparison Year" is defined, for purposes of this Lease, as each calendar year, during the term of this Lease, subsequent to the Base
Year.

               (e) Lessee's Share of the Operating Expenses identified in Paragraph 4.2(b) shall be payable by Lessee within thirty (30) days after a statement of actual expenses is presented to Lessee by Lessor.

     5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in Paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been supplied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit. Lessee at Lessee's option shall be able to assign their Security Deposit to another company which may purchase Lessee and Lessee's business.

     6.   USE.

          6.1 USE. The Premises shall be used and occupied only for the purpose set forth in Paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

          6.2 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions or record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct Lessee's business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or nuisance or shall tend to disturb other occupants of the Office Building Project.

          6.3 CONDITION OF PREMISES. Subject to EXHIBIT C attached hereto, Lessee accepts the Premises and the Office Building Project in their condition existing as

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of the Commencement Date or the date that Lessee takes possession of the
Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or further suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

          6.4  HAZARDOUS MATERIALS.

               (a) Lessee shall not engage in any activities upon or in the Office Building Project, nor bring onto, create, or dispose of upon or in the Premises, any Hazardous Material (except for office and janitorial supplies of types and in quantities generally and reasonably used in connection with the uses of the Premises contemplated hereunder) without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

               (b) Lessee shall not engage in any activity upon or in the Premises that violates any federal, state or local laws, rules or regulations pertaining to Hazardous Material. Lessee shall promptly, at Lessee's sole cost and expense, take all investigatory or remedial actions requested or ordered for clean-up of any contamination of the Premises created or suffered by Lessee. Lessee shall comply with any and all requirements related to handling, use, storage and disposal of Hazardous Materials.

               (c) Lessee shall indemnify, defend and hold harmless Lessor, Lessor's agents, employees, servants, and lenders, from any and all claims, losses, liability, demands, damages, costs, offsets, lawsuits, judgments, award and expenses, including, but not limited to, attorneys' fees arising out of or in connection with any breach of Lessee's obligations under this Paragraph 6.4.

               (d) Lessee's obligations under this Paragraph 6.4 shall survive the ending, termination, and cancellation of this Lease, and no termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee form Lessee's obligations under this Paragraph
6.4 unless any such agreement expressly sets forth Lessor's intention to so release Lessee.

               (e) The term "Hazardous Material" means any chemical substance:

                    (i) the presence of which requires investigation, regulation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

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                    (ii) which is or becomes defined as a "hazardous waste"
or "hazardous substance" under any federal, state or local stature, regulation or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); or

                    (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                    (iv) the presence of which on the Premises poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

                    (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                    (vi) without limitation which contains polychlorinated bipheynols (PCBs), or asbestos; or

                    (vii) which is considered by any government authority to be harmful, dangerous, toxic, flammable or otherwise deserving of special care.

               (f) Lessee warrants that they will not be using any chemical or Hazardous Material within its business. Provided that the Lessee does not have any Hazardous Material on the Premises, it shall not be responsible for Hazardous Material found on the Premises during the term of the Lease and prior to occupancy.

     7.   MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

          7.1 LESSOR'S OBLIGATIONS. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Lessor shall not be obligated to repair damage caused by negligence of Lessee or of Lessee's agents, employees, contractors, guests or invitees, or by reason of the failure of Lessee to perform or comply with any terms, conditions or covenants in this Lease, or caused by alterations, additions or improvements made by Lessee or Lessee's agents, employees or contractors, which damage Lessee shall repair at its sole expense. Lessee expressly waives the benefits of any statute now or hereafter in effect (including, without limitation,

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the provisions of Sections 1941 and 1942 of the California Civil Code) which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises, the Building or the Common Areas in good order, condition and repair.

          7.2  LESSEE'S OBLIGATIONS.

               (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment to Lessor, as additional rent, that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located), that serves only Lessee or the Premises, to the extent such cost is attributable to any cause beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises Improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any such particular maintenance or repairs the cost of which is Lessee's responsibility hereunder.

               (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, ceilings and plumbing on the Premises clean and in good operating condition and shall leave the ceiling panels, air conditioning vents, painted surfaces, wall coverings, paneling and carpets clean and in good repair.

          7.3  ALTERATIONS AND ADDITIONS.

               (a) Lessee shall not make any alterations, improvement, additions, Utility Installation or repair in, on or about the Premises over Ten Thousand Dollars ($10,000), without Lessor's prior written consent. As used in the Paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wallcoverings, power panels, electrical distribution systems, lighting fixtures, air conditioning and plumbing. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's

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liens and to insure completion of the work.  Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease or within one hundred twenty (120) days after lease expiration, require that Lessee remove any part or all of the same.

               (b) Any alterations, improvements, additions or Utility Installations in or about the Premises over Ten Thousand Dollars ($10,000) that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

               (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

               (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

               (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures or Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting, conduit, wiring outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to Paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this Paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than

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Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2(b).

               (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations regardless of said costs.

        7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

     8.   INSURANCE; INDEMNITY.

            8.1 LIABILITY INSURANCE - LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than One Million Dollars ($1,000,000) per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor as the amount then customarily carried by owners and operators of similar properties and shall insure Lessee, and Lessor as an additional insured, against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

            8.2 PROPERTY INSURANCE - LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost of fire and extended coverage insurance, with vandalism and malicious mischief endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, all of Lessee's personal property, fixtures, equipment and tenant improvements.

            8.3 INSURANCE -- LESSOR. Lessor shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or such other form as Lessor elects, providing protection against all perils included within the classification of special causes of loss, and such other perils as Lessor deems advisable, including without limitation earthquake and flood coverage. In addition, Lessor shall, at lessor's option, obtain and keep in force, during the term of is Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any

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proceeds therefrom.  The policies required by this Paragraph 8.3 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in Paragraph 9.1(e) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office building Project over what it was immediately prior the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

          8.4 INSURANCE POLICIES. Lessee shall deliver to Lessor copies of all insurance policies required to be maintained by Lessee under this section 8 or certificates evidencing the existence and amounts of such insurance within fifteen (15) days after the Commencement Date of this Lease. All such policies shall name Lessor as an additional insured and no such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the exploration of such policies, furnish Lessor with renewals thereof.

          8.5 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

          8.6 INDEMNITY. Except to the extent and proportion caused solely by Lessor's negligence or willful misconduct, Lessee shall indemnify and hold harmless Lessor and its agents, partners and lenders, from and against any and all liability, cost, expense, loss or claim for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all liability, cost, expense, loss or claim arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding be brought against lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such liability cost, expense, loss or claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

          8.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or from loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from thefts, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. In addition, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease.

          8.8 NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of insurance specified in this section 8 are adequate to cover Lessee's property or obligations under this Lease.

     9.   DAMAGE OR DESTRUCTION.

          9.1  DEFINITIONS.

               (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

               (b) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than thirty-three and one-third percent (33-1/3%) of the then Replacement Cost of the Building.

               (c) "Premises Total Destruction" shall mean if the Building is damaged or destroyed to the extent that the cost of repair is thirty-three and one-third percent (33-1/3%) or more of the then Replacement Cost of the Building.

               (d) "Building Total Destruction" shall mean if the Building is damaged or destroyed to the extent that the cost of repair is thirty-three and one-third percent (33-1/3%) or more of the then Replacement Cost of the Building.

               (e) "Insured Loss" shall mean damage or destruction which was caused by an event actually covered by the insurance described in section 8. The fact that an insured Loss has a deductible amount shall not make the loss an uninsured loss.

               (f) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged are to the condition that existed immediately prior to the damage occurring, excluding all improvements made by Lessee, other than those installed by Lessor or Lessee at Lessee's expense.

          9.2  PREMISES DAMAGE; PREMISES PARTIAL DAMAGE.

               (a) INSURED LOSS: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

               (b) UNINSURED LOSS: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

          9.3 PREMISES TOTAL DESTRUCTION; OFFICE BUILDING PROJECT TOTAL DESTRUCTION. Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of either (i) Premises Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

          9.4 DAMAGE NEAR END OF TERM. If at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage.

          9.5  ABATEMENT OF RENT; LESSEE'S REMEDIES.

               (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this Section 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall be in proportion to the part of the Premises which is unusable by Lessee for the conduct of its business. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

               (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Section 9 and shall not commence such repair or restoration within ninety
     (90) days after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

               (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications as and when required.

          9.6 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advance rent, if any, and any advance payments made by Lessee to Lessor.
Lessor shall, in addition return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor or which Lessor has a right to apply pursuant to the terms of this Lease.

          9.7 WAIVER. Lessor and lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this lease.

     10.  REAL PROPERTY TAXES.

          10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in Paragraph 10.3, applicable to the Office Building Project subject to the payment by Lessee of Lessee's Share of Operating Expenses in accordance with the provisions of Paragraph 4.2, except as otherwise provided in Paragraph 10.2.

          10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other Lessees or by Lessor for the exclusive enjoyment of any other lessee. Notwithstanding the provisions set forth in Paragraph 4.2 hereof, Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under Paragraph 4.2(d) the entirety of any increase in real property taxes if assessed solely by reason of additional improvements placed upon the Premises by Lessee at Lessee's request.

          10.3 DEFINITION OF "REAL PROPERTY TAX". As used herein, he term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvements bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project.

          10.4 JOINT ASSESSMENT. If the improvements or property, the taxes for which are to be paid separately by Lessee under Paragraph 10.2 or 10.5, are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

          10.5 PERSONAL PROPERTY TAXES.

               (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

               (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

    11.  UTILITIES AND SERVICES.

          11.1 SERVICES PROVIDED BY LESSOR. Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

          11.2 SERVICES EXCLUSIVE TO LESSEE. Lessee shall pay for all water, heating, ventilation, air conditioning, light, power, telephone, data and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon.
If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

          11.3 HOURS OF SERVICE. Said services and utilities shall be provided during generally accepted business days, Monday through Friday, hours 7:00 a.m. through 6:00 p.m. or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

          11.4 EXCESS USAGE BY LESSEE. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the premises that uses excess water, lighting, or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Property. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

          11.5 INTERRUPTIONS. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions. Lessee may elect to terminate this lease if an interruption of utility or service results for thirty (30) consecutive calendar days and is caused by the negligent acts of Lessor or its agents.

     12. OPTION TO EXTEND. Provided that Lessee is not in default under any of the terms of this Lease at the date on which the option granted herein is exercised or at the expiration of the Term, Lessee (but not a subtenant or assignee of Lessee except as provided in Paragraph 13.2 hereof) shall have the option to extend the Term for one (1) additional five (5) year period commencing on the day following the termination date of the original Term (the "Option Term") by giving Lessor written notice of Lessee's irrevocable exercise of the Option Term not less than one hundred eighty
(180) days prior to the expiration of the original Term ("Lessee's Notice"), in which event the Term shall be deemed to include the period of the Option Term. All terms and conditions of this Lease shall apply to the Option Term except that the monthly rent payable pursuant to section 4 hereof shall be one hundred percent (100%) of the Prevailing Market Rate be less than the rental rate paid during the last month of the Base Lease Term.

          The Monthly Rent shall be increased five cents ($0.05) per rentable square foot per month at the beginning of each year thereafter (years 2 through 5).

          "Prevailing Market Rate" ("PMR") is to be determined in accordance with this section 12. PMR shall be the actual effective rental being obtained at the time Lessor receives Lessee's Notice under leases on comparable space in comparable buildings. To the extent feasible, the aforementioned comparable buildings shall be in the surrounding area. The PMR shall be determined by agreement of Lessor and Lessee within thirty (30) days of receipt by Lessor of Lessee's Notice, or in the absence of such agreement, by one real estate appraiser with at least five (5) years' full time commercial appraisal experience in the area where the Premises are located who shall be selected jointly by Lessor and Lessee within forty-five
(45) days after receipt by Lessor of Lessee's Notice. Said appraiser shall make a determination, which shall be binding on each party, within thirty
(30) days of h is or her appointment.

     13.  ASSIGNMENT AND SUBLETTING.

          13.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a material default and breach of this Lease without the need for notice to Lessee under Paragraph 14.1. "Transfer" within the meaning of this
Section 13 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than fifty percent (50%) of the voting stock of such corporation, or (b) if Lessee is a partnership, more than fifty percent (50%) of the profit and loss participation in such partnership.

          13.2 LESSEE AFFILIATE.  Notwithstanding the provisions of Paragraph
13.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control whit Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under the Lease and (b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment of subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

          13.3 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

               (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder of alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

               (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

               (c) Neither a delay in the approval or disapproval of such assignment or subletting nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this
     Section 14 or this Lease.

               (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such assignment or sublease and the terms thereof.

               (e) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment of subletting by the sublessee. However, Lessor may consent to subsequent subletting and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

               (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

               (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be other wise stated by Lessor at the time.

               (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

               (i) If Lessee receives rent or other consideration, either initially or over the term of any assignment or sublease in excess of the rent required under this Lease, Lessee shall pay to Lessor, an additional rent hereunder, 50% of the excess of each such payment of rent or additional consideration by Lessee after deducting Lessee's cost for marketing and real estate commissions.

          13.4 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rental and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease, provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reasons of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to relay upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

               (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed of modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

                (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorney to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

               (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

               (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of lessee within three (3) days after Service of said notice of default upon such sublessee, and the sublessee shall have the right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

          13.5 LESSOR'S EXPENSES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' and other consultants' fees.

          13.6 CONDITIONS TO CONSENT. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

     14.  DEFAULT; REMEDIES.

          14.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

               (a) The abandonment of the Premises by Lessee. Abandonment of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

               (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three
     (3) business days after written notice thereof from lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

               (c) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days);
     (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30 days. In the event that any provision of this Paragraph 14.1(c) is contrary to any applicable law, such provision shall be of no force or effect.

               (d) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

               (e) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than those specifically referenced in other subparagraphs of this Paragraph 14.1, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to lessee under applicable Unlawful Detainer statutes. In the event a specific time period for performance is set forth in any covenant, condition or provision of this Lease, such specific time period shall govern such performance rather than the thirty (30) day period set forth in this section and such specific time period shall not be subject to extension as provided in this section.

          14.2 REMEDIES. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default.

               (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Section 16 applicable to the unexpired term of this Lease.

                (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

               (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent, and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

               (d) Lessor and Lessee agree that if at attorney is consulted by Lessor in connection with a Lessee Default, $500 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of default and that Lessor may include the greater of $500 or the actual cost of such services and costs in said notice as rent due and payable to cure said Default.

          14.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

          14.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the term of any mortgage or trust deed covering the Office Building Project.

Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Lessor will grant to Lessee a one-time exemption from this requirement provided the late payment is received by Lessor within twenty (20) days after written notice by Lessor.

     15. CONDEMNATION. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lesson shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in the full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improved that have been paid for by Lessee. For that purpose, the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

     16.  BROKER'S FEE.

               (a) The only brokers involved in this transaction are CPS Realty Group and Cornish & Carey Commercial. Lessor shall pay to said brokers, fees set forth in the Listing Agreement with CPS Realty Group.

               (b) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Paragraph 16(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions or the indemnifying party.

     17.  ESTOPPEL CERTIFICATE.

               (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Office Building Project or of the business of Lessee.

               (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, and shall give rise to all rights of a non-defaulting party against a defaulting party without necessity of further notice or cure period. In addition, at the requesting party's option, such failure shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party,
     (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

               (c) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     18. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in Section 16, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

     19. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall i no way affect the validity of any other provision hereof.

     20. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

     21. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

     22. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense and any other expenses payable by Lessee hereunder, shall be deemed to be rent.

     23. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein.
No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate brokers listed in Section 16 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

     24. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight (48) house following deposit in the mail, postage prepaid, whichever first occurs. Either party may be noticed to the other specifying a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate to notice to Lessee.

     25. WAIVER. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval to any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     26. RECORDING. Lessee shall, upon request of Lessor, execute, acknowledge and deliver to Lessor a "short form" memorandum of this Lease for recording purposes.

     27. NO RIGHT TO HOLD OVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease unless agreed to by the parties.

     28. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     29. COVENANTS AND CONDITIONS. Each provision of this Lease preferable by Lessee shall be deemed both a covenant and a condition.

     30. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 19, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

     31.  SUBORDINATION.

               (a) This Lease, any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof without requirement that Lessee execute any acknowledgment of such subordination. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and the Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof and whether or not Lessee has executed any acknowledgment of such.

               (b) Lessee agrees to execute any documents requested to evidence or effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be so long as such document is consistent with the provisions set forth herein and contains Lessee's right to not be disturbed as described herein. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or any additional cure period and shall give rise to all remedies of Lessor arising from a default by Lessee hereunder.

     32.  ATTORNEYS' FEES.

          32.1 ATTORNEYS' FEES. If either party or the broker(s) named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

          32.2 REIMBURSEMENT. The attorneys' fee aware shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys fees reasonable incurred in good faith.

          32.3 DEFAULT. Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

     33.  LESSOR'S ACCESS.

          33.1 ENTRY ONTO PREMISES. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. Lessor shall endeavor to minimize any interference with Lessee's use of the Premises.

          33.2 ABATEMENT OF RENT. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for same.

          33.3 EMERGENCY. In case of emergency, at any time of night or day, Lessee shall provide Lessor immediate access to the Premises by means of Lessee's personnel, security guard, by key or by any reasonably appropriate means. Moreover, Lesser shall have the right to enter the Premises in case of emergency by any reasonable means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

     34. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holder of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

     35. SIGNS. Lessee shall not place any sign on the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project. All such signs are subject to all covenants, conditions and restrictions and zoning and other ordinances applicable to the Premises and the prior written consent of Lessor as to the size, color and other details of any such sign.

     36. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

     37. CONSENTS. Except for Sections 35 (Auctions) and 36 (Signs) hereof, wherever in this Lease the consent of one party is required to an action of the other party, such consent shall not be unreasonably withheld or delayed.

     38. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

     39. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed thereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

     40.  SECURITY MEASURES - LESSOR'S RESERVATIONS.

          40.1 SECURITY MEASURES. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 4.2(b).

          40.2 LESSOR'S RESERVATIONS.  Lessor shall have the following rights:

               (a) To change the name or title of the Office Building Project or building Project or building in which the Premises are located upon not less than ninety (90) days prior written notice;

               (b) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

               (c) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas.

     41.  EASEMENTS.

          41.1 LESSOR'S RESERVATIONS.   Lessor reserves to itself the right,
from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default to this Lease by Lessee without the need for further notice to Lessee.

          41.2 OBSTRUCTION. The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

     42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

     43. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty
(30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

     44. NO OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. The Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

     45. LENDER MODIFICATION. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

     46. MULTIPLE PARTIES. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor Lessee, respectively.

     47. TENANT IMPROVEMENTS. Lessee shall be responsible for managing and constructing the "Tenant Improvements" described and depicted on Exhibit "C" to this Lease. Lessee shall use its best efforts to substantially complete the Tenant Improvements prior to the Commencement Date. Lessee's architect and final plans are subject to Lessor's approval.

     48. RIGHT OF FIRST AND SECOND REFUSAL. If there is not an event of default under this Lease, then Lessee shall have the First Right of Refusal on any vacant space in approximately the westerly half of the second floor and the Second Right of Refusal on any adjacent vacant available space on the first floor (the "Expansion Space") on substantially the same terms and conditions as contained in this Lease. The following procedures shall be followed with respect the Lessee's Right of Refusal under this Lease.

          48.1 Lessee shall have five (5) business days to elect, by written notice to Lessor, to exercise its Right of First or Second Refusal (as the case may be) to lease the Expansion Space. If Lessee so elects, the parties shall immediately execute an amendment to this Lease identifying the addition of such Expansion Space to the Premises and the increased rental.

          48.2 Lessee's failure to exercise its Right of First or Second Refusal shall not be deemed a waiver of such future right(s) with respect to any other transaction.

     LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

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

"LESSOR"                               "LESSEE"

William H. and Leila A. Cilker          BEA Systems, Inc.

By: /s/ William H. Cilker               By: /s/ Steve Wong
   ---------------------------             ----------------------------
     William H. Cilker

                                        Title: VP Finance and Administration
                                              ------------------------------
                                              Steve Wong

Lessor's address for notices:           Lessee's address for notices:

William H. Cilker
Cilker Orchards
1631 Willow Street, Suite 225
San Jose, CA 95125

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

                             FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (the "First Amendment") is made and entered into as of this 19th day of January 1996 by and between William H. and Leila A. Cilker ("Lessor") and BEA Systems, Inc., a Delaware corporation ("Lessee").

                                   RECITALS

     A. On or about November 15, 1995 Lessor and Lessee entered into a Lease (the "Lease") of those certain premises commonly known as Suite 105, 385 Moffett Park Drive, Sunnyvale, California, consisting of approximately twelve thousand one hundred sixty-four (12,164) usable square feet (USF), thirteen thousand six hundred twenty-four (13,624) rentable square feet (RSF) (the "Original premises") as more particularly described therein.

     B. Lessor and Lessee now wish to expand the premises demised under the Lease to include the remaining vacant space on the second floor of the Building which consists of approximately twenty one thousand five hundred (21,500) USF, twenty four thousand eighty (24,800) RSF and is identified as Suite 200 (the "Expansion Space") for a total of thirty three thousand six hundred sixty-four (33,664) USF and thirty seven thousand seven hundred four (37,704) RSF.

     C. Lessor and Lessee also wish to amend the Lease in order to provide for the construction of certain tenant improvements in the Expansion Space.

                                AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to amend the Lease as follows:


1. PREMISES. 1.2 Premises in the Lease remains unchanged. The following is added as a second paragraph.

          Suite number 200, consisting of approximately twenty-one thousand five hundred (21,500) usable square feet (USF) as measured from the center line of the shared wall to the outside of the outside walls; twenty-four thousand eighty (24,080) rentable square feet
          (RSF), more or less, (the expansion space) for a total of thirty-three thousand six hundred (33,600) USF and thirty-seven thousand seven hundred four (37,704) RSF including a 12% load factor (the "Premises").

2.   BASE RENT.  Paragraph 1.6 of the Lease is hereby amended as follows:

          1.6 BASE MONTHLY RENT. For Suite 105, Eighteen Thousand Three Hundred Ninety-Two Dollars ($18,392.00) per month payable on the

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

          first day of each month, per Paragraph 4.1, commencing on the Commencement Date but no later than February 1, 1996.

          For Suite 200, Thirty Thousand Seven Hundred Eighty Dollars ($30,70.00) per month payable on the first day of each month commencing on March 25, 1996 (prorated).

3. RENT PAID UPON EXECUTION. Paragraph 1.8 of the Lease is hereby amended to read as follows:

          1.8 RENT PAID UPON EXECUTION. Eighteen Thousand Three Hundred Ninety-Two Dollars ($13,392.00), as to Suite 105, for the month of February 1996, and Thirty Thousand Seven Hundred Eighty Dollars ($30,780.00), as to Suite 200, for April 1996.

4. SECURITY DEPOSIT. Paragraph 1.9 of the Lease is hereby amended to read as follows:

          1.9 SECURITY DEPOSIT. Twenty One Thousand One Hundred Seventeen Dollars ($21,117.00) as to Suite 105 paid upon execution of the Lease and Forty Thousand Nine Hundred Thirty-Six Dollars ($40,936.00) as to Suite 200 payable upon execution of this First Amendment.

5. LESSEE'S SHARE OF OPERATING EXPENSE INCREASE is hereby amended to read as follows:

          1.10 LESSEE'S SHARE OF OPERATING EXPENSE INCREASE is Forty-seven and five-tenths percent (47.5%) as defined in Paragraph 4.2.

6. VEHICLE PARKING. The first two sentences of Paragraph 2.2 are hereby amended to read as follows:

          2.2 VEHICLE PARKING. So long as Lessee is not in default, and subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to use one hundred thirty-five (135) parking spaces in the Common Area of the Office Building Project. Twenty-eight (28) of these spaces shall be designated for "Visitors."

     The remainder of Paragraph 2.2 is unchanged.

7. BASE MONTHLY RENT. Paragraph 4.1 of the Lease is hereby amended as follows:

          4.1 BASE MONTHLY RENT. Lessee shall pay the Base Monthly Rent on the amount and for the months set forth below, and otherwise as provided in this Paragraph 4.1.

      Month   1       2/1/96  thru   2/28/96  $  18,392.00*
      Month   2       3/1/96  thru   3/31/96  $  25,342.00
      Month   3 - 12  4/1/96  thru   1/31/96  $  49,172.00**
      Month  13 - 24  2/1/97  thru   1/31/98  $  56,398.00
      Month  25 - 36  2/1/98  thru   1/31/99  $  58,283.00
      Month  37 - 48  2/1/99  thru   1/31/00  $  60,168.00
      Month  49 - 60  2/1/00  thru   1/31/01  $  62,053.00

     *Suite 105, $18,392.00 paid upon execution of the Lease Agreement. **Suite 200, $30,780.00 paid upon execution of the Lease Agreement.

8.   BASE YEAR is hereby amended to read as follows:

          4.2(c) "Base Year is defined, for purposes of this Lease, to be the year ending December 31, 1996, which shall be based on annualizing the months at a minimum of 95% occupancy.

9.   OPTION TO EXTEND.  The last two sentences of the first paragraph of
     Section 12 of the Lease is hereby amended to read as follows:

          12. OPTION TO EXTEND. All terms and conditions of this Lease shall apply to the Option Term except that the monthly rent payable pursuant to Section 4 hereof shall be one hundred percent (100%) of the Prevailing Market Rent, as hereinafter defined, but not less than the rental rate paid during the last month of the Base Lease Term.

10. TENANT IMPROVEMENTS. Section 47 of the Lease is hereby amended by addition of the following as a second paragraph:

          47. Lessee shall at Lessee's expense construct the "Tenant Improvements" described and depicted on Exhibit C-2 to be attached to this First Amendment. Lessor shall provide included in the rent, the "Tenant Improvement Allowance" of Five Dollars ($5.00) per usable square foot (60,820) (the "Additional Tenant Improvement Allowance") to be repaid by an increase in Base
          Monthly Rent equal to Twenty-One and 25/100th Dollars ($32.25) for each One Thousand Dollars ($1,000). In accordance with the provisions of Paragraph 9 of the Work Letter Agreement, within thirty (30) days of substantial completion of the Tenant Improvements and following receipt of a statement from Lessee setting forth in reasonable detail the application of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance, reimburse Lessee for these funds expended, but not to exceed $10.00 per USF (121,640). Lessee shall use Lessee's best efforts to substantially complete the Tenant Improvements prior to April 1, 1996.

11. RIGHT OF FIRST AND SECOND REFUSAL. The first paragraph of section 48 is hereby amended to read as follows:

          If there is not an event of default under this Lease, then Lessee shall have the First Right of Refusal on any vacant space in approximately the westerly half of the second floor and the Second Right of Refusal on any adjacent vacant available space on the first floor (the "Expansion space") on substantially the same terms and conditions contained in the Lease, except for the Rent which shall be at the current lease rate or at the rate of the offer, whichever is higher. The following procedures shall be followed with respect to Lessee's Rights of Refusal under this Lease.

12. OCCUPANCY OF EXPANSION SPACE. Section 49 shall be added to the Lease to read as follows:

          49. OCCUPANCY OF EXPANSION SPACE. Lessee shall have occupancy of the Expansion Space, Suite 200, on February 1, 1996.

     Except as amended hereby, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

 :LESSOR"                                "LESSEE"
 WILLIAM H. AND LEILA A. CILKER          BEA SYSTEMS, INC., a Delaware
                                         corporation

 By: /s/ William H. Cilker               By: /s/ Steve Wong
    ---------------------------             ----------------------------
            William H. Cilker

 By: /s/ Leila H. Cilker                 Its: VP of Finance and Administration
    --------------------------               ----------------------------------
             Leila H. Cilker

 Lessor's address for notices and        Lessee's address for notices:
 payment of rent:

 William H. Cilker                       Steve Wong
 Cilker Orchards                         BEA Systems, Inc.
 1631 Willow Street, Suite 225           2465 E. Bayshore Road, #301
 San Jose, CA 95125                      Palo Alto, CA 94303



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